Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of October 17, 2006, among the Grantors listed on the signature pages hereof and those additional entities that hereafter become parties hereto by executing the form of Supplement attached hereto as Annex 1 (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and General Electric Capital Corporation (“GE”), in its capacity as collateral agent for the Secured Creditors (together with its successors, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Silicon Graphics, Inc., Silicon Graphics Federal, Inc. and Silicon Graphics World Trade Corporation (each a “Borrower” and collectively, the “Borrowers”), the other Credit Parties party thereto from time to time as guarantors, the Participating Lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as Administrative Agent for the Participating Lenders, and as Book Runner and Lead Arranger, and GE, as Revolving Agent, Syndication Agent and Collateral Agent, have entered into that certain Senior Secured Credit Agreement, dated as of the date hereof (as it may be amended, restated, modified or supplemented from time to time, including all exhibits and schedules thereto, or otherwise modified, the “Credit Agreement”), providing for a senior secured credit facility to the Borrowers, all as contemplated therein;

WHEREAS, the Collateral Agent has agreed to act as collateral agent for the benefit of the Secured Creditors in connection with the transactions contemplated by this Agreement; and

WHEREAS, to induce the Participating Lenders under the Credit Agreement and the other Secured Creditors (as defined below) to make the financial accommodations provided to the Borrowers pursuant to the Credit Agreement and the other Loan Documents, the Grantors have agreed to grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of the Secured Obligations as provided herein.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Section 1.1. Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement. Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein or in the Credit Agreement; provided, however, that to the extent that the UCC is used to define any term herein and such term is defined differently in different articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

“Account” means any “account” as such term is defined in the UCC and, in any event, shall include all rights to payment of any monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, (d) for a secondary obligation incurred or to be incurred, (e) for energy provided or to be provided, (f) for the use or hire of a vessel under a charter or other contract, (g) arising out of the use of a credit or charge card or information contained on or for use with the card, or (h) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Account Debtor” means any Person who is obligated on an Account, chattel paper or a general intangible.

“Additional Intellectual Property” shall have the meaning provided in Section 4.7.

“Agreement” means this Security Agreement, together with all Exhibits and Schedules hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the UCC.

“Books” means books and records (including each Grantor’s records indicating, summarizing or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s records relating to such Grantor’s business operations or financial condition and each Grantor’s goods or General Intangibles related to such information).

“Borrower” and “Borrowers” shall have the meaning specified therefor in the recitals hereto.

“Capital Stock” has the meaning specified therefor in the Credit Agreement.

“Cash Equivalents” has the meaning specified therefor in the Credit Agreement.

“Chattel Paper” means chattel paper as that term is defined in the UCC, and includes tangible chattel paper and electronic chattel paper.

“Collateral” has the meaning specified therefor in Section 2.1.

“Collateral Access Agreement” means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Books,

Equipment, or Inventory of any Grantor, in each case, in form and substance reasonably satisfactory to the Collateral Agent.

“Collateral Agent” has the meaning ascribed to such term in the introductory paragraph hereto.

“Commercial Tort Claims” means commercial tort claims as that term is defined in the UCC, and includes those commercial tort claims listed on Schedule 5.01(z) attached to the Credit Agreement.

“Contract Rights” shall mean all rights of any Grantor under each Contract, including (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Grantor and one or more additional parties (including any partnership agreements, joint venture agreements and limited liability company agreements).

“Control Agreement” has the meaning specified therefor in the Credit Agreement.

“Controlled Foreign Corporation” has the meaning set forth in the United States Internal Revenue Code of 1986, as amended from time to time ( the “Tax Code”).

“Copyrights” means published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereof and registrations and applications therefor, including all copyright registrations, recordings, and applications listed on Schedule 5.01(u) attached to the Credit Agreement and made a part hereof (as such schedule may be amended or supplemented from time to time), and (a) all extensions, restorations, reversions, or renewals thereof, (b) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements or other violations thereof, (c) the right to sue for past, present, or future infringements or other violations thereof, (d) the goodwill of each Grantor’s business symbolized by the foregoing and connected therewith, and (e) all of each Grantor’s rights corresponding thereto throughout the world.

“Copyright Security Agreement” means each Copyright Security Agreement among the Grantors, or any of them, and the Collateral Agent, for the benefit of the Secured Creditors, in substantially the form of Annex 2 attached hereto, pursuant to which the Grantors have granted to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in all their respective Copyrights.

“Credit Agreement” has the meaning specified therefor in the recitals to this Agreement.

“Deposit Account” means any deposit account as that term is defined in the UCC.

“Documents” shall mean “documents” as such term is defined in the UCC.

“Equipment” has the meaning specified therefor in the Credit Agreement.

“Event of Default” has the meaning specified therefor in Article X of the Credit Agreement.

“General Intangibles” means general intangibles as that term is defined in the UCC and, in any event, including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, servicemarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, rights to monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, uncertificated securities, and any other personal property other than commercial tort claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

“Goods” shall mean “goods” as such term is defined in the UCC.

“Grantor” and “Grantors” has the meaning ascribed to such term in the introductory paragraph hereto.

“Guaranty” has the meaning specified therefor in the Credit Agreement.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the UCC.

“Hedging Agreement Provider” has the meaning specified therefor in the Credit Agreement.

“Hedging Obligations” has the meaning specified therefor in the Credit Agreement.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Instrument” shall mean “instruments” as such term is defined in the UCC.

“Intellectual Property” means all (a) Trademarks; (b) Patents; (c) Trade Secrets; (d) Copyrights; and (e) all other intellectual property or proprietary rights.

“Intellectual Property Collateral” shall have the meaning provided in Section 2.1(o).

“Intellectual Property Licenses” means rights under or interest in any Patent, Trademark, Copyright or other Intellectual Property, including software license agreements with any other party, whether the applicable Grantor is a licensee or licensor under any such license agreement, including the license agreements listed on Schedule 5.01(u) attached to the Credit Agreement and made a part hereof, and the right to use the foregoing in connection with the enforcement of the Secured Creditors’ rights under the Loan Documents, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses.

“Intellectual Property Security Agreement” shall have the meaning provided in Section 4.6.

“Intellectual Property Security Agreement Supplement” shall have the meaning provided in Section 4.7.

“Inventory” has the meaning specified therefor in the Credit Agreement.

“Investment Related Property” means (i) investment property as that term is defined in the UCC and (ii) all of the following regardless of whether classified as investment property under the UCC: all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the UCC.

“Loan Documents” has the meaning specified therefor in the Credit Agreement.

“Location” shall have the meaning provided in Section 9-307 of the UCC.

“Negotiable Collateral” means letters of credit, letter of credit rights, notes, instruments, promissory notes, drafts and documents (as that term is defined in the UCC) and chattel paper (including electronic chattel paper and tangible chattel paper).

“Obligations” has the meaning specified therefor in the Credit Agreement.

“Participating Lenders” has the meaning specified therefor in the Credit Agreement.

“Patents” means inventions and discoveries, whether patentable or not and all patents, registrations, invention disclosures, and patent applications therefor, including all patents and patent applications listed on Schedule 5.01(u) attached to the Credit Agreement and made a part hereof (as such schedule may be amended or supplemented from time to time), and (a) all divisions, continuations, continuations-in-part and renewal applications, and all renewals, extensions and reissues thereof, (b) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements or other violations thereof, (c) the right to sue for past, present, or future infringements or other violations thereof, and (d) all of each Grantor’s rights corresponding thereto throughout the world.

“Patent Security Agreement” means each Patent Security Agreement among the Grantors, or any of them, and the Collateral Agent, for the benefit of the Secured Creditors, in substantially the form of Annex 3 attached hereto, pursuant to which the Grantors have granted to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in all their respective Patents.

“Permitted Encumbrance” has the meaning specified therefor in the Credit Agreement.

“Permitted Protest” has the meaning specified therefor in the Credit Agreement.

“Person” has the meaning specified therefor in the Credit Agreement.

“Pledged Companies” means each Person listed on Schedule A to the Pledge Agreement as an “Issuer”, together with each other Person, all or a portion of whose Capital Stock, is acquired or otherwise owned by a Grantor after the Closing Date.

“Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Capital Stock now or hereafter owned by such Grantor, regardless of class or designation, including, in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including any certificates representing the Stock, the right to request after the occurrence and during the continuation of an Event of Default that such Stock be registered in the name of the Collateral Agent or any of its nominees, the right to receive any certificates representing any of the Stock and the right to require that such certificates be delivered to the Collateral Agent together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by such Grantor, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, cash, instruments and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing; provided, however, Pledged Interests shall not include any of the voting capital stock of Silicon Graphics Biomedical (1995) Ltd. (“SGI Biomedical”) or Silicon Graphics Computer Systems Limited (“SGCS”), each an entity organized under the laws of Israel or more than 65% of the Capital Stock of any Subsidiary that is a Controlled Foreign Corporation; provided, however, that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences to the Grantor owning such voting capital stock, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation owned by such Grantor; provided, further, however, that, in no event shall the foregoing be construed to exclude the Proceeds of all capital stock of SGI Biomedical, SGCS or any Controlled Foreign Corporation from the security interest created by this Agreement.

“Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Annex 5 to this Agreement.

“Pledged Operating Agreements” means all of each Grantor’s rights, powers and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

“Pledged Partnership Agreements” means all of each Grantor’s rights, powers and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

“Proceeds” has the meaning specified therefor in Section 2.1.

“Real Estate Asset” has the meaning specified therefor in the Credit Agreement.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor and the improvements thereto.

“Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or internet domain name registrar.

“Registered Organization” shall have the meaning provided in the UCC.

“Scheduled Intellectual Property Collateral” has the meaning specified therefor in the Credit Agreement.

“Secured Creditors” shall mean the Participating Lenders, the Collateral Agent, the Administrative Agent, the Revolving Agent, the Agent-Related Persons and the Lender-Related Persons, the Hedging Agreement Providers, if any, and GE Capital, as holder of Swap Related Reimbursement Obligations, if any.

“Secured Obligations” means all (a) Obligations and (b) all liabilities, obligations, or undertakings owing by any Grantor to any of the Secured Creditors of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Credit Agreement, this Agreement, or any of the other Loan Documents, in each case irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest, indemnities and any and all costs, fees (including attorneys’ fees), and expenses and any other amounts (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, whether or not allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) which such Grantor is required to pay in connection with any of the foregoing, whether compelled to do so by law, or otherwise, including (i) any and all reasonable sums advanced by any Secured Creditor in order to preserve its security interest in the Pledged Collateral, or upon the occurrence and during the continuance of an Event of Default, preserve the Pledged Collateral and (ii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Grantor referred to above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of the Collateral Agent of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Pledged Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with its reasonable attorneys’ fees and court costs.

“Securities Account” has the meaning specified therefor in the Credit Agreement.

“Security Interest” has the meaning specified therefor in Section 2.1.

“Software” shall mean “software” as such term is defined in the UCC.

“Supporting Obligations” means Supporting Obligations (as such term is defined in the UCC), and includes letters of credit, guaranties, secondary obligation, in each case issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments, or Investment Related Property.

“Tax Code” has the meaning specified therefore in the definition of Controlled Foreign Corporation.

“Termination Date” shall mean that date on which all Secured Obligations (other than contingent indemnity obligations) have been paid in full.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is defined in the UCC.

“Trade Secrets” has the meaning specified therefor in the Credit Agreement.

“Trademarks” means all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade dress, service marks, certification marks, collective marks, logos, all indicators of the source of goods or services, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Schedule 5.01(u) attached to the Credit Agreement and made a part hereof (as such schedule may be amended or supplemented from time to time), but excluding in all cases all intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit, which are owned or licensed by a Credit Party.

“Trademark Security Agreement” means each Trademark Security Agreement among the Grantors, or any of them, and the Collateral Agent, for the benefit of the Secured Creditors, in substantially the form of Annex 4 attached hereto, pursuant to which the Grantors have granted to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in all their respective Trademarks.

“UCC” means the Uniform Commercial Code enacted in the State of New York, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, the perfection, the effect of perfection, non-perfection, priority or remedies with respect to the Collateral Agent’s lien on Collateral, is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection, priority or remedies.

“URL” means “uniform resource locator,” an internet web address.

ARTICLE II

Section 2.1. Grant of Security. As security for the prompt and complete payment and performance when due of all of the Secured Obligations, each Grantor hereby unconditionally grants, assigns and pledges to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest (hereinafter referred to as the “Security Interest”) in all property and assets of such Grantor whether now owned or hereafter acquired or arising and wherever located, including without limitation such Grantor’s right, title, and interest in the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a) all of such Grantor’s Accounts (including all Health-Care-Insurance Receivables);

(b) all of such Grantor’s Books;

(c) all of such Grantor’s Chattel Paper (including all tangible Chattel Paper and all electronic Chattel Paper);

(d) all of such Grantor’s interest with respect to any Deposit Account (or demand, deposit, time savings or similar accounts);

(e) all of such Grantor’s Equipment and fixtures;

(f) all of such Grantor’s General Intangibles;

(g) all of such Grantor’s Inventory;

(h) all of such Grantor’s Investment Related Property (including all such Grantor’s Securities and Securities Accounts);

(i) all of such Grantor’s Negotiable Collateral;

(j) all of such Grantor’s rights in respect of Supporting Obligations;

(k) all of such Grantor’s interest with respect to any Commercial Tort Claims;

(l) all of such Grantor’s Documents;

(m) all of such Grantor’s Goods;

(n) all of such Grantor’s Instruments;

(o) all of such Grantor’s Intellectual Property (collectively, the “Intellectual Property Collateral”), and all copies and tangible embodiments of any of the foregoing in whatever form or medium;

(p) all of such Grantor’s Software;

(q) all of such Grantor’s Permits;

(r) all of such Grantor’s cash, Cash Equivalents or other assets of each such Grantor that now or hereafter come into the possession, custody or control of the Collateral Agent or any other member of the Secured Creditors;

(s) all of the proceeds (and all proceeds of proceeds) and products, whether tangible or intangible, of any of the foregoing, including proceeds commercial tort claims or payments under any policy of insurance and proceeds of any insurance (excluding directors and officers insurance), or guaranty (including guaranties of delivery) payable from time to time covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, all “proceeds” as that term is defined in Section 9-102(a)(64) of the UCC of Collateral, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the property or assets of the Grantors, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity or warranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing Collateral) or any other amounts from time to time paid or payable under or in connection with any of the foregoing Collateral (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or the Collateral Agent from time to time with respect to any of the Investment Related Property;

Notwithstanding the foregoing, the security interest granted herein shall not extend to, and the term “Collateral” shall not include: (i) any property subject to a Lien that constitutes a Permitted Encumbrance under clause (i) of the definition thereof, if the applicable documents creating such Lien or the Indebtedness it secures prohibits the Grantor from granting a security interest in such property, (ii) any assets, other than Inventory, Equipment, machinery, owned Intellectual Property, owned Real Estate Assets and Accounts, owned by any of the Credit Parties or their Subsidiaries as of the date hereof, to the extent that the terms thereof or of any Applicable Law in effect at the time (1) prohibit the creation of a security interest therein, or (2) the creation of a security interest therein would cause such item to become void, would constitute a breach under such item or would otherwise violate the terms thereof, but only to the extent that (and for so long as) the terms contemplated by clause (1) or (2), as applicable, are not terminated, repealed, or rendered unenforceable or otherwise deemed ineffective (whether pursuant to the terms thereof or under Applicable Law), and at such time the applicable Grantor shall be deemed to have granted, without any further action, a security interest, pursuant to this Section 2.1, in any such assets, accounts, property, licenses or other interests, (iii) all of the voting capital stock of SGI Biomedical or SGCS and (iv) more than 65% of the Capital Stock of any Subsidiary that is a Controlled Foreign Corporation; provided, however, that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences to the Grantor owning such voting capital stock, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation owned by such Grantor; provided, further, however, that, in no event shall the foregoing be construed to exclude the Proceeds of all capital stock of SGI Biomedical, SGCS or any Controlled Foreign Corporation from the security interest created by this Agreement or the Proceeds of any assets excluded from the definition of “Collateral” pursuant to clause (i) or (ii) above. In the event that any asset, account, property or other interest of any Grantor (including of the types described in the proviso of the preceding sentence) is excluded from the Collateral as a result of a restriction on assignment or creation of a security interest in the terms thereof, such Grantor agrees to use reasonable efforts to obtain all requisite consents to enable such Grantor to provide a security interest in such asset pursuant hereto as soon as practicable (except to the extent that such Grantor is otherwise excused from delivering such consent under the Loan Documents).

Section 2.2. Security for Obligations. This Agreement and the Security Interest created hereby secure the payment and performance of all of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantors, or any of them, to the Collateral Agent, the Secured Creditors or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

Section 2.3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent or any other Secured Creditor of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the Secured Creditors shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the Secured Creditors be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or other Loan Documents, the Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual and dividend rights, shall remain in the applicable Grantor until the occurrence of an Event of Default and in accordance with the Pledge Agreement.

ARTICLE III

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1. Representations and Warranties. Each Grantor hereby represents and warrants as follows:

(a) Legal Names. The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement.

(b) Real Estate Assets. Schedule 4.01(v) attached to the Credit Agreement sets forth all Real Estate Assets owned or leased by the Grantors as of the Closing Date.

(c) Intellectual Property. As of the Closing Date, no Grantor owns or is the exclusive licensee of any Registered Intellectual Property or material unregistered Software products except as set forth on Schedule 5.01(u) attached to the Credit Agreement. This Agreement is effective to create a valid and continuing Lien on each Grantor’s Intellectual Property and Intellectual Property Licenses and, upon filing of the Copyright Security Agreement with the United States Copyright Office and filing of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the applicable jurisdictions, all actions necessary or desirable to protect and perfect the Security Interest in and to each Grantor’s Intellectual Property have been taken, and such perfected Security Interests are enforceable as such as against any and all creditors of and purchasers from any Grantor. Each Grantor has registered with the United States Copyright Office any Copyright that is necessary in connection with the operation of such Grantor’s business, except for those Copyrights that in such Grantor’s business judgment, are not of sufficient value to merit such treatment in the United States Copyright Office.

(d) Validity. The security interests granted pursuant to this Agreement, upon completion of the filings specified in Schedule 1 hereto, shall constitute valid, binding, enforceable and, with respect to only those items of Collateral for which perfection can be achieved by filing a financing statement under the UCC, perfected security interests in the Collateral in favor of the Collateral Agent for the benefit of the Secured Creditors subject to no other Liens (other than Permitted Encumbrances). When, in addition to the filings specified in

Schedule 1 hereto, the Trademark Security Agreement and the Patent Security Agreement have been filed with the United States Patent and Trademark Office, together with appropriately completed recordation forms, and the Copyright Security Agreement has been filed with the United States Copyright Office, together with an appropriately completed recordation form, the security interests granted hereby in such Patents, Trademarks and Copyrights, as applicable, will constitute perfected first priority Security Interests in favor of the Collateral Agent for the benefit of the Secured Creditors in all right, title and interest of such Grantors in such Collateral to the extent that security interests therein may be perfected by such filings. All action by any Grantor necessary to protect and perfect such Security Interest on each item of Collateral has been duly taken.

(e) Location of Inventory and Equipment. All Threshold Inventory and Threshold Equipment located within the United States and held on the date hereof by each Grantor is located at one of the locations shown on Schedule 5.01(y) attached to the Credit Agreement.

(f) Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. The exact legal name of each Grantor, the type of organization of such Grantor, whether or not such Grantor is a Registered Organization, the jurisdiction of organization of such Grantor, such Grantor’s Location, and the organizational identification number (if any) of such Grantor is listed on Schedule 2 for such Grantor. Such Grantor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its jurisdiction of organization, its Location, or its organizational identification number (if any) from that used on Schedule 2, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Loan Documents and so long as same do not involve (i) a Registered Organization ceasing to constitute same (other than as a result of one Credit Party merging into another Credit Party or as otherwise permitted under the Credit Agreement) or (ii) such Grantor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, that is neither the United States nor a State thereof) if (A) it shall have given to the Collateral Agent not less than twenty (20) days’ prior written notice of each change to the information listed on Schedule 2 (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Schedule 2, which shall correct all information contained therein for such Grantor, and (B) in connection with such change or changes, it shall have taken all action reasonably requested in writing by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that such Grantor does not have an organizational identification number on the date hereof and later obtains one, such Grantor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

(g) Certain Significant Transactions. During the four (4) month period preceding the date of this Agreement, no Person shall have merged or consolidated with or into any Grantor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Grantor, in each case except as described in Schedule 3. With respect to any transactions so described in Schedule 3, the respective Grantor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) that merged with or into or consolidated with such Grantor, or was liquidated into or transferred all or substantially all of its assets to such Grantor, and shall have furnished to the Collateral Agent such UCC lien searches as may have been requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Encumbrances) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Grantor by such Person), including pursuant to Section 9-316(a)(3) of the UCC.

(h) As-Extracted Collateral; Timber-to-be-Cut. On the date hereof, such Grantor does not own, or expect to acquire, any property that constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the date of this Agreement such Grantor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Grantor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

(i) Consents, Etc. No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally.

(j) Motor Vehicles. Schedule 4 attached hereto sets forth all motor vehicles owned by the Grantors as of the Closing Date, by model, model year and vehicle identification number (“VIN”).

Section 3.2. Covenants. Each Grantor, jointly and severally, covenants and agrees with the Collateral Agent and the Secured Creditors that from and after the date of this Agreement and until the date of termination of this Agreement hereof:

(a) Possession of Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property or Chattel Paper, and if and to the extent that perfection or priority of the Collateral Agent’s Security Interest is dependent on or enhanced by possession, the applicable Grantor, immediately upon the request of the Collateral Agent, shall execute such other documents and instruments as shall be requested by the Collateral Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property or Chattel Paper to the

Collateral Agent, together with such undated powers endorsed in blank as shall be requested by the Collateral Agent;

(b) Chattel Paper.

(i) Each Grantor shall take all steps reasonably necessary to grant the Collateral Agent control of all electronic Chattel Paper in accordance with the UCC and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction; and

(ii) If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Credit Agreement), promptly upon the request of the Collateral Agent, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of General Electric Capital Corporation, as the Collateral Agent for the benefit of the Secured Creditors;

(c) Control Agreements. Each Grantor shall comply in all respects with the Credit Agreement, including Section 7.19 thereof;

(d) Letter of Credit Rights. Each Grantor that is or becomes the beneficiary of a letter of credit in an amount greater than one million dollars ($1 million) shall promptly (and in any event within five (5) Business Days after becoming a beneficiary), notify the Collateral Agent thereof and, upon the request of the Collateral Agent, enter into a tri-party agreement with the Collateral Agent and the issuer or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to the Collateral Agent and directing all payments thereunder to a bank account designated by the Collateral Agent, all in form and substance satisfactory to the Collateral Agent;

(e) Commercial Tort Claims. Each Grantor shall promptly (and in any event within five (5) Business Days of receipt thereof), notify the Collateral Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim with a value in excess of one million dollars ($1 million) after the date hereof against any third party and, upon request of the Collateral Agent, promptly amend Schedule 5.01(z) to the Credit Agreement, authorize the filing of additional financing statements or amendments to existing financing statements and do such other acts or things deemed necessary or desirable by the Collateral Agent to give the Collateral Agent a first priority perfected security interest in any such Commercial Tort Claim;

(f) Government Contracts. If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency or instrumentality thereof, the Grantors shall promptly, at the request of the Collateral Agent, execute any instruments or take any steps reasonably required by the Collateral Agent in order that all monies due or to become due under such contract or contracts shall be assigned to the Collateral Agent, for the benefit of the Secured Creditors, and give notice thereof under the Assignment of Claims Act or other applicable law;

(g) Intellectual Property.

(i) Upon request of the Collateral Agent, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to the Collateral Agent a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement to evidence the Collateral Agent’s lien on such Grantor’s Patents, Trademarks or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;

(ii) Each Grantor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office if such Copyright is necessary in connection with the operation of such Grantor’s business, except for those Copyrights that, in such Grantor’s business judgment, are not of sufficient value to merit such treatment in the United States Copyright Office. Any expenses incurred in connection with the foregoing shall be borne by the appropriate Grantor. Each Grantor further agrees to notify the Collateral Agent of any such filing as set forth in Section 4.7 hereof;

(iii) Each Grantor acknowledges and agrees that the Secured Creditors shall have no duties with respect to the Trademarks, Patents, Copyrights or Intellectual Property Licenses. Without limiting the generality of this Section 3.2(g), each Grantor acknowledges and agrees that no Secured Creditor shall be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights or Intellectual Property Licenses against any other Person, but any Secured Creditor may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of each Grantor; and

(iv) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Collateral Agent written notice thereof as set forth in Section 4.7 hereof;

(h) Investment Related Property.

(i) If any Grantor shall receive or become entitled to receive any Pledged Interests after the Closing Date, it shall promptly (and in any event within five (5) Business Days of receipt thereof) deliver to the Collateral Agent a duly executed Pledged Interests Addendum substantially in the form of Annex 5 identifying such Pledged Interests;

(ii) All sums of money and property paid or distributed in respect of the Investment Related Property which are received by any Grantor shall be held by such Grantor in trust for the benefit of the Collateral Agent, and such Grantor shall deliver it forthwith to the Collateral Agent in the exact form received;

(iii) Each Grantor shall promptly deliver to the Collateral Agent a copy of each notice or other communication received by it in respect of any Pledged Interests;

(iv) No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to the Loan Documents;

(v) Each Grantor agrees that it will cooperate with the Collateral Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local or foreign law in connection with the Security Interest on the Investment Related Property or any sale or transfer thereof; and

(vi) As to all limited liability company or partnership interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction;

(i) Real Estate Assets; Fixtures. Each Grantor covenants and agrees that upon the acquisition of any fee interest in any Real Estate Asset it will promptly comply with Section 7.08 of the Credit Agreement. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, all of the fixtures shall remain personal property regardless of the manner of its attachment or affixation to real property;

(j) Transfers and Other Liens. The Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any of the Grantors, except for Permitted Encumbrances. The inclusion of Proceeds in the Collateral shall not be deemed to constitute the Collateral Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents;

(k) Other Actions as to Any and All Collateral. Each Grantor shall promptly notify the Collateral Agent in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Intellectual Property Licenses, Investment Related

Property, Chattel Paper (electronic, tangible or otherwise), Documents, promissory notes (as defined in the UCC), or Instruments or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments and, in each such case upon the request of the Collateral Agent, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property and do such other acts or things deemed necessary or desirable by the Collateral Agent to protect the Collateral Agent’s Security Interest therein. Each Grantor shall comply with Section 4.7 hereof with respect to Intellectual Property Collateral; and

(l) Motor Vehicles. Upon the request of the Collateral Agent, with respect to all motor vehicles owned by any Grantor, the Grantor shall deliver to the Collateral Agent, a certificate of title for all such motor vehicles and shall cause those title certificates to be filed (with the Collateral Agent’s lien noted thereon) in the appropriate state motor vehicle filing office.

Section 3.3. Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated.

(a) Credit Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.

(b) Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements or the Patent Security Agreements shall limit any of the rights or remedies of the Collateral Agent hereunder.

Section 3.4. Further Assurances.

(a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b) Each Grantor authorizes the filing by the Collateral Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to the Collateral Agent such other instruments or notices, as may be necessary or as the Collateral Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c) Each Grantor authorizes the Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments filed by the Collateral Agent on or prior to the date hereof in any jurisdiction.

(d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

Section 3.5. Maintenance of Records. Each Credit Party shall, and shall cause each of its Subsidiaries to, keep and maintain in all material respects proper, complete and accurate books of record and account, in which entries in conformity with GAAP shall be made of all dealings and financial transactions and the assets and business of such Credit Party or Subsidiary in relation to their respective businesses and activities, including transactions and other dealings with respect to the Collateral. If an Event of Default has occurred and is continuing and the Loans have been accelerated, the Borrowers, upon the Administrative Agent’s or Collateral Agent’s request, shall provide copies of any such records to the Administrative Agent or Collateral Agent or their representatives.

Section 3.6. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Grantor in writing, such Grantor agrees (a) to cause all payments on account of the Accounts, General Intangibles, Negotiable Collateral and Contracts to be made directly to an account specified by the Collateral Agent and (b) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts, General Intangibles, Negotiable Collateral and/or Contracts (i) that such Accounts, General Intangibles, Negotiable Collateral and/or Contracts have been assigned to the Collateral Agent (or its designee) for the benefit of the Secured Creditors, (ii) to make payments with respect thereto as provided in the preceding clause (a), (iii) that the Collateral Agent may enforce collection of any such Accounts, General Intangibles, Negotiable Collateral and Contracts and (iv) the Collateral Agent may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Grantor. The reasonable costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by an Grantor or the Collateral Agent, shall be borne by the relevant Grantor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (b) to the relevant Grantor; provided that (i) the failure by the Collateral Agent to so notify such Grantor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.6 and (ii) no such notice shall be required if an Event of Default of the type described in Section 10.01(a), (f) and (g) of the Credit Agreement has occurred and is continuing.

Section 3.7. Collateral Agent’s Right to Perform Contracts. Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (or its designee) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, except to the extent prohibited by law, rule or regulation or the terms of the applicable contract (unless consented to by the other party to such contract).

Section 3.8. Grantors Remain Liable Under Accounts. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to them or to which they may be entitled at any time or times.

Section 3.9. Grantors Remain Liable Under Contracts. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to them or to which they may be entitled at any time or times.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING INTELLECTUAL PROPERTY

Section 4.1. Representations and Warranties. Each Grantor incorporates by reference Section 5.01(u) of the Credit Agreement.

Section 4.2. Infringements. In the event that any Grantor becomes aware that any item of Intellectual Property Collateral is being infringed, misappropriated, diluted, or otherwise violated by a third party in any manner that could reasonably be expected to have a Material Adverse Effect, such Grantor shall promptly notify the Collateral Agent and, at such Grantor’s expense, shall take all actions that are necessary or advisable, consistent with prudent commercial practices and such Grantor’s business judgment, to protect or enforce such Intellectual Property Collateral.

Section 4.3. Maintenance. With respect to each item of its material Registered Intellectual Property Collateral and material Trade Secrets now or hereafter included in the Intellectual Property Collateral, subject to Sections 4.2 and 4.4, each Grantor agrees to maintain, at its expense, such Intellectual Property Collateral in full force and effect, including the payment of required fees and taxes; the filing of: (i) applications for renewal or extension, (ii) affidavits of use, and (iii) affidavits of incontestability; and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. Subject to Section 4.4, each Grantor shall take all commercially reasonable steps to preserve and protect each item of such Intellectual Property Collateral, including maintaining the quality of any and all products or services used or provided in connection with any material Trademark, substantially consistent with the quality of the products and services as of the date hereof, and ensuring that all licensed users of any of the Trademarks use such substantially consistent standards of quality.

Section 4.4. Abandonment. No Grantor shall, without the written consent of the Collateral Agent, abandon any material Registered Intellectual Property or any material Intellectual Property License, unless such Grantor shall have previously determined, consistent with reasonable commercial judgment, that such use or the pursuit or maintenance of such Intellectual Property Collateral or such Intellectual Property License is no longer necessary in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Collateral Agent.

Section 4.5. Enforceability. Subject to Section 4.4, each Grantor agrees promptly to notify the Collateral Agent if such Grantor becomes aware (a) that any item of its material Intellectual Property Collateral may have become (i) abandoned, (ii) placed in the public domain, (iii) invalid or (iv) unenforceable; or (b) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of material Intellectual Property Collateral. Except as set forth in Section 4.4, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its material Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain. For the avoidance of doubt, a non-final determination by a governmental intellectual property office examiner concerning the registerability of a trademark in connection with the prosecution of an application for registration shall not constitute an “adverse determination” for the purposes of clause (b) above.

Section 4.6. Intellectual Property Security Agreements. Each Grantor agrees to execute or otherwise authenticate agreements, in substantially the form set forth in Annexes 2, 3 and 4, as applicable, or otherwise in form and substance satisfactory to the Collateral Agent (each, an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder in such Registered Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authority necessary to perfect the security interest granted hereunder in such Registered Intellectual Property Collateral.

Section 4.7. Additional Intellectual Property Collateral. Each Grantor agrees that should it obtain an interest in any item of Intellectual Property that is not on the date hereof a part of the Intellectual Property Collateral (“Additional Intellectual Property”), (a) the provisions of this Agreement shall automatically apply thereto, and (b) any such Additional Intellectual Property shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement. Within ten (10) Business Days of the end of each calendar quarter, each Grantor shall give, to the Collateral Agent, written notice updating all the Schedules required pursuant to Section 5.01(u) of the Credit Agreement, and such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Annexes 2, 3 and 4, as applicable, or otherwise in form and substance reasonably satisfactory to the Collateral Agent (an “Intellectual Property Security Agreement Supplement”), covering all Registered Intellectual Property in which such Grantor has acquired rights in such calendar quarter, which Intellectual Property Security Agreement Supplement may be recorded with the United States Patent and Trademark Office, United States Copyright Office and any other Governmental Authority necessary to perfect the security interest granted hereunder in such Registered Intellectual Property.

Section 4.8. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, subject to Article VI and any then-existing third party rights, by written notice to the relevant Grantor, take any or all of the following actions for the duration of such Event of Default: (a) subject to the requirements of Applicable Law, declare the entire right, title and interest of such Grantor in and to all Intellectual Property Collateral vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.4 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable Governmental Authority; (b) take and use, practice under or sell the Intellectual Property Collateral and the right to carry on the business and use the assets of such Grantor in connection with which the Intellectual Property Collateral has been used; and (c) direct such Grantor to refrain, in which event such Grantor shall refrain, from using or practicing under the Intellectual Property Collateral in any manner whatsoever, directly or indirectly, and such Grantor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Intellectual Property Collateral to the Collateral Agent in accordance with Applicable Law.

ARTICLE V

PROVISIONS CONCERNING ALL COLLATERAL

Section 5.1. Protection of Collateral Agent’s Security. Except to the extent not otherwise prohibited by the Loan Documents, each Grantor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Grantor will at all times cause to be maintained insurance, at such Grantor’s own expense or the expense of the Borrower to the extent and in the manner provided in the Loan Documents. Except to the extent otherwise permitted to be retained by such Grantor or applied by such Grantor pursuant to the terms of the Loan Documents, the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds, or distribute such proceeds to the applicable Grantor so such Grantor may apply such proceeds, in either case in accordance with Section 1.10 of the Credit Agreement. Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Grantor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.

Section 5.2. Warehouse Receipts Non-Negotiable. To the extent practicable, each Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Grantor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC as in effect in any relevant jurisdiction or under other relevant law).

Section 5.3. Additional Information. Each Grantor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been reasonably requested by the Collateral Agent in writing, the value and location of such Collateral, etc.) as may be reasonably requested by the Collateral Agent. Without limiting the foregoing, each Grantor agrees that it shall promptly furnish to the Collateral Agent such updated Schedules as may from time to time be reasonably requested in writing by the Collateral Agent.

Section 5.4. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b) to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of the Collateral Agent;

(c) to receive, indorse and collect any drafts or other Instruments, Documents, Negotiable Collateral or Chattel Paper;

(d) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e) to repair, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f) to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

(g) to sign any document that may be required by the United States Patent and Trademark Office, United States Copyright Office or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any Intellectual Property Collateral, and record the same.

In addition, the Collateral Agent, on behalf of the Secured Creditors, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if the Collateral Agent shall commence any such suit, the appropriate Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Collateral Agent in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

Section 5.5. Collateral Agent May Perform. If any of the Grantors fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable, jointly and severally, by the Grantors.

Section 5.6. Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral, for the benefit of the Secured Creditors, and shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

Section 5.7. Disposition of Pledged Interests by the Collateral Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, the Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if the Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, the Collateral Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Collateral Agent has handled the disposition in a commercially reasonable manner.

Section 5.8. Voting Rights.

(a) Upon the occurrence and during the continuation of an Event of Default, (i) the Collateral Agent may, at its option, and with two (2) Business Days prior notice to any Grantor, and in addition to all rights and remedies available to the Collateral Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights and all other ownership or consensual rights in respect of the Pledged Interests owned by such Grantor, but under no circumstances is the Collateral Agent obligated by the terms of this Agreement to exercise such rights and (ii) if the Collateral Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints the Collateral Agent such Grantor’s true and lawful attorney-in-fact and grants the Collateral Agent an IRREVOCABLE PROXY to vote such Pledged Interests in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(b) For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of the Collateral Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of the Collateral Agent and the Secured Creditors or the value of the Pledged Interests.

ARTICLE VI

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

Section 6.1. Remedies; Obtaining the Collateral Upon Default. If any Event of Default shall have occurred or be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the UCC or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, the Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any of the Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require the Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of the Collateral Agent, forthwith assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at one or more locations where such Grantor regularly maintains Inventory and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to any of the Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the UCC. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) The Collateral Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by any of the Grantors or with respect to which any of the Grantors have rights under license, sublicense, or other agreements, as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Collateral Agent.

(c) Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in Section 1.10 of the Credit Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(d) Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. The Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each of the Grantors, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantors may have thereto or the right to have a bond or other security posted by the Collateral Agent.

Section 6.2. Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral, repossessed by the Collateral Agent under or pursuant to Section 6.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of Applicable Law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Grantor that the Collateral Agent shall determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of

Applicable Law as may apply to the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by Applicable Law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 6.2 without accountability to the relevant Grantor. Each Grantor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all Applicable Laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Grantor’s expense.

Section 6.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL IF AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Grantor hereby further waives, to the extent permitted by law:

(a) all damages occasioned by such taking of possession or any such disposition except any damages that are the result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction);

(b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

To the fullest extent permitted by Applicable Law, any sale of, or the grant of options to purchase, or any other realization upon, any Collateral in accordance with the terms hereof shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Grantor therein and thereto and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Grantor.

Section 6.4. Application of Proceeds. All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other monies received by the Collateral Agent under any Security Document, shall be applied as set forth in Section 1.10 of the Credit Agreement.

It is understood that the Borrower and the other Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

Section 6.5. Remedies Cumulative. Each right, power, and remedy of the Collateral Agent as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Collateral Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Collateral Agent of any or all such other rights, powers, or remedies.

Section 6.6. Marshaling. The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Indemnity and Expenses.

(a) Each Grantor agrees to indemnify the Collateral Agent and the Secured Creditors from and against all claims, lawsuits and liabilities (including reasonable attorneys fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or any other Loan Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Credit Agreement and the repayment of the Secured Obligations.

(b) Grantors, jointly and severally, shall, upon demand, pay to the Collateral Agent (or the Collateral Agent, may charge to the Loan Account) all the Participating

Lender Expenses which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by any of the Grantors to perform or observe any of the provisions hereof.

Section 7.2. Merger, Amendments; Etc. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any of the Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Collateral Agent and each of the Grantors to which such amendment applies.

Section 7.3. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Collateral Agent at its address specified in Section 13.01 of the Credit Agreement, and to any of the Grantors at their respective addresses specified in Section 13.01 of the Credit Agreement or Guaranty, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

Section 7.4. Continuing Security Interest: Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Obligations have been paid in full in cash in accordance with the provisions of the Credit Agreement and the Commitments have expired or have been terminated, (b) be binding upon each of the Grantors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Collateral Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any the Participating Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such the Participating Lender herein or otherwise. Upon payment in full in cash of the Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors or any other Person entitled thereto. At such time, the Collateral Agent will authorize the filing of appropriate termination statements to terminate such Security Interests. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Grantor to the Collateral Agent nor any additional Advances or other loans made by any the Participating Lender to the Borrowers, nor the taking of further security, nor the retaking or re-delivery of the Collateral to the Grantors, or any of them, by the Collateral Agent, nor any other act of the Secured Creditors, or any of them, shall release any of the Grantors from any obligation, except a release or discharge executed in writing by the Collateral Agent in accordance with the provisions of the Credit Agreement. The Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Collateral Agent and then only to the extent therein set forth. A waiver by the Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Collateral Agent would otherwise have had on any other occasion.

Section 7.5. Governing Law.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COLLATERAL AGENT AND EACH GRANTOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 7.5(b).

(c) THE COLLATERAL AGENT AND EACH GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COLLATERAL AGENT AND EACH GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 7.6. New Subsidiaries. Pursuant to Section 7.18 of the Credit Agreement, any new Domestic Subsidiary (whether by acquisition or creation) of the Grantor is required to enter into this Agreement by executing and delivering in favor of the Collateral Agent a supplement to this Agreement in the form of Annex 1 attached hereto. Upon the execution and delivery of Annex 1 by such new Subsidiary, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

Section 7.7. Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to the Collateral Agent, for the benefit of the Secured Creditors.

Section 7.8. Miscellaneous.

(a) This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c) Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e) Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations and other than any Hedging Obligations that, at such time, are allowed by the applicable Hedging Agreement Provider to remain outstanding and that are not required by the provisions of the Credit Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

GRANTORS:	SILICON GRAPHICS, INC.

	By:	/s/ Kathy Lanterman
	Name:	Kathy Lanterman
	Title:	Senior Vice President and Chief Financial Officer

SILICON GRAPHICS FEDERAL, INC.

	By:	/s/ Kathy Lanterman
	Name:	Kathy Lanterman
	Title:	Vice President

SILICON GRAPHICS WORLD TRADE CORPORATION

	By:	/s/ Kathy Lanterman
	Name:	Kathy Lanterman
	Title:	Senior Vice President and Chief Financial Officer

COLLATERAL AGENT:	GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent

	By:	/s/ Wafa Shalabi
	Name:	Wafa Shalabi
	Title:	Its Duly Authorized Signatory

ANNEX 1 TO SECURITY AGREEMENT

FORM OF SUPPLEMENT

Supplement No. ____ (this “Supplement”) dated as of _______________, _____, to the Security Agreement, dated as of October 17, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors listed on the signature pages hereof and the additional entities hereto (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and General Electric Capital Corporation (“GE”), in its capacity as collateral agent for the Secured Creditors (together with its successors, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Senior Secured Credit Agreement, dated as of October 17, 2006 (as it may be amended, restated, modified, supplemented, refinanced, renewed or extended from time to time, including all exhibits and schedules thereto, or otherwise modified, the “Credit Agreement”), by and among Silicon Graphics, Inc., Silicon Graphics Federal, Inc. and Silicon Graphics World Trade Corporation (each a “Borrower” and collectively, the “Borrowers”), the other Credit Parties party thereto from time to time as guarantors, the Participating Lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as Administrative Agent for the Participating Lenders, Book Runner and Lead Arranger, and GE, as Revolving Agent, Syndication Agent and Collateral Agent are willing to make certain financial accommodations available to the Borrowers from time to time pursuant to the terms and conditions thereof; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement; and

WHEREAS, the Grantors have entered into the Security Agreement in order to induce the Secured Creditors to make certain financial accommodations to the Borrowers; and

WHEREAS, pursuant to Section 7.18 of the Credit Agreement, new direct or indirect Subsidiaries of the Borrowers, must execute and deliver certain Loan Documents, including the Security Agreement, and the execution of the Security Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Supplement in favor of the Collateral Agent, for the benefit of the Secured Creditors;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:

Section 1. In accordance with Section 7.6 of the Security Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a

SUPPLEMENT TO PLEDGE AND SECURITY AGREEMENT

“Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, assign, and pledge to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in and security title to all assets of such New Grantor including, all property of the type described in Section 2.1 of the Security Agreement to secure the full and prompt payment of the Secured Obligations, including, any interest thereon, plus reasonable attorneys’ fees and expenses if the Secured Obligations represented by the Security Agreement are collected by law, through an attorney-at-law, or under advice therefrom. Schedule 1, “Filings”, Schedule 2, “Legal Names”, Schedule 3, “Significant Transactions” and Schedule 4, “Motor Vehicles” attached hereto supplement Schedule 1, Schedule 2, Schedule 3 and Schedule 4 respectively, to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement. Schedule 4.01(v) “Real Estate Assets/Closing Date Mortgaged Property”, Schedule 5.01(u) “Scheduled Intellectual Property Collateral”, Schedule 5.01(y) “Threshold Inventory and Threshold Equipment Locations” and Schedule 5.01(z) “Commercial Tort Claims” attached hereto supplement Schedule 4.01(v), Schedule 5.01(u), Schedule 5.01(y) and Schedule 5.01(z) respectively, to the Credit Agreement and shall be deemed a part thereof for all purposes of the Credit Agreement. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is incorporated herein by reference.

Section 2. Each New Grantor represents and warrants to the Collateral Agent and the Secured Creditors that this Supplement has been duly executed and delivered by such New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Section 3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

Section 5. This Supplement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

SUPPLEMENT TO PLEDGE AND SECURITY AGREEMENT

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

NEW GRANTORS:	[Name of New Grantor]

By:
Name:
Title:

[Name of New Grantor]

By:
Name:
Title:

COLLATERAL AGENT:	GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent

By:
Name:
Title:

SUPPLEMENT TO PLEDGE AND SECURITY AGREEMENT

ANNEX 2 TO SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT

This GRANT OF SECURITY INTEREST IN UNITED STATES COPYRIGHTS (as amended, modified, restated and/or supplemented from time to time, the “Grant”) dated October [ ], 2006, is made by [Name of Grantor], a __________ _________ (the “Grantor”), in favor of [Name of Collateral Agent], as Collateral Agent, a __________ _________ (the “Grantee”), for the benefit of the Secured Creditors. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Security Agreement among the Grantor, the other Grantors from time to time party thereto and the Grantee, dated as of October [_], 2006 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

1. The Grantor hereby grants to Grantee, for the benefit of the Secured Creditors, which grant is and shall be deemed to be one and the same as the grant set forth in the Security Agreement, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following: (i) all copyrights, whether registered or unregistered, now owned or hereafter acquired by the Grantor, including, without limitation, the United States copyright registrations and applications and exclusive copyright licenses set forth on Schedule A attached hereto, together with any and all renewals, extensions, restorations and reversions thereof, and all moral and common-law rights thereto (the “Copyrights”), (ii) all rights in the Copyrights provided by international treaties or conventions, and all other rights associated therewith, (iii) all rights to sue, recover and retain damages, costs and fees for past, present and future infringement, breach or other violation of or conflict with any of the foregoing, and (iv) all Proceeds and products of the foregoing.

2. The Grantor authorizes and requests that the Register of Copyrights and any other applicable government officer record this Grant.

3. This Grant may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

4. This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are more fully set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

5. This Grant shall be construed in accordance with and be governed by the laws of the State of New York.

[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the ___ day of ______, 2006.

[NAME OF GRANTOR], Grantor

By
Name:
Title:

[NAME OF COLLATERAL AGENT], as Collateral Agent and Grantee

By
Name:
Title:

STATE OF ______________	)
) ss.:
COUNTY OF____________	)

On this ____ day of _________, ____, before me personally came ___________ ______________, who being duly sworn, did depose and say that [s]he is ___________________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said [corporation] and that [s]he did so by authority of the [Board of Directors of said corporation].

Notary Public

Schedule A to Grant of Security Interest in United States Copyrights

Copyright Title	Copyright Reg. No.	Registration Date/Filing Date

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ANNEX 3 TO SECURITY AGREEMENT

FORM OF GRANT OF SECURITY INTEREST

IN UNITED STATES PATENTS

This GRANT OF SECURITY INTEREST IN UNITED STATES PATENTS (as amended, modified, restated and/or supplemented from time to time, the “Grant”) dated October [ ], 2006, is made by [Name of Grantor], a __________ _________ (the “Grantor”), in favor of [Name of Collateral Agent], as Collateral Agent, a __________ _________ (the “Grantee”), for the benefit of the Secured Creditors. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Security Agreement among the Grantor, the other Grantors from time to time party thereto and the Grantee, dated as of October [ ], 2006 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

1. The Grantor hereby grants to Grantee, for the benefit of the Secured Creditors, which grant is and shall be deemed to be one and the same as the grant set forth in the Security Agreement, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following: (i) the United States patents and patent applications set forth on Schedule A attached hereto, together with any and all reissues, divisions, continuations, continuations-in-part, extensions, and reexaminations thereof, all inventions disclosed therein and improvements thereto (the “Patents”), (ii) all rights in the Patents provided by international treaties or conventions, and all other rights associated therewith, (iii) all rights to sue, recover and retain damages, costs and fees for past, present and future infringement or other violation of or interference or conflict with, including unfair competition regarding, any of the foregoing, and (iv) all Proceeds and products of the foregoing.

III-1

2. The Grantor authorizes and requests that the Commissioner for Patents and any other applicable government officer record this Grant.

3. This Grant may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

4. This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are more fully set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

5. This Grant shall be construed in accordance with and be governed by the laws of the State of New York.

[Remainder of page left blank intentionally]

III-2

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the ____ day of _______, 2006.

[NAME OF GRANTOR], Grantor

By
Name:
Title:

[NAME OF COLLATERAL AGENT], as Collateral Agent and Grantee

By
Name:
Title:

III-3

STATE OF ______________	)
) ss:
COUNTY OF____________	)

On this ____ day of _________, ____, before me personally came ________ ________________ who, being by me duly sworn, did state as follows: that [s]he is ______________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said ____________ and that [s]he did so by authority of the [Board of Directors] of said ____________.

Notary Public

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Schedule A to Grant of Security Interest in United States Patent

Patent/Patent Application	Patent No./Application No.	Issue Date/Filing Date

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ANNEX 4 TO SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT

This GRANT OF SECURITY INTEREST IN UNITED STATES TRADEMARKS (as amended, modified, restated and/or supplemented from time to time, the “Grant”) dated October [ ], 2006, is made by [Name of Grantor], a __________ _________ (the “Grantor”) in favor of [Name of Collateral Agent], as Collateral Agent, a __________ _________ (the “Grantee”), for the benefit of the Secured Creditors. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Security Agreement among the Grantor, the other Grantors from time to time party thereto and the Grantee, dated as of October [ ], 2006 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

1. The Grantor hereby grants to Grantee, for the benefit of the Secured Creditors, which grant is and shall be deemed to be one and the same grant as the grant set forth in the Security Agreement, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following: (i) the United States trademarks and service marks, and registrations and applications therefor, set forth on Schedule A attached hereto (provided, that no security interest shall be granted in United States intent-to-use trademark or service mark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use applications under Applicable Law), together with all common-law rights thereto and the goodwill of the businesses symbolized thereby or associated therewith (the “Marks”), (ii) all rights in the Marks provided by international treaties or conventions, and all other rights associated therewith, (iii) all rights to sue, recover and retain damages, costs and fees for past, present and future infringement, dilution or other violation of or conflict with (including unfair competition regarding) any of the foregoing, and (iv) all Proceeds and products of the foregoing.

2. The Grantor authorizes and requests that the Commissioner for Trademarks and any other applicable government officer record this Grant.

3. This Grant may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

4. This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are more fully set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

5. This Grant shall be construed in accordance with and be governed by the laws of the State of New York.

[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the ___ day of _______, 2006.

[NAME OF GRANTOR], Grantor

By
Name:
Title:

[NAME OF COLLATERAL AGENT], as Collateral Agent and Grantee

By
Name:
Title:

STATE OF ______________	)
) ss.:
COUNTY OF____________	)

On this ____ day of ________, _____, before me personally came ________ ________________ who, being by me duly sworn, did state as follows: that [s]he is ______________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said ____________ and that [s]he did so by authority of the [Board of Directors] of said ____________.

Notary Public

Schedule A to Grant of Security Interest in United States Trademarks

Mark	Reg./App. No.	Reg./App. Date

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ANNEX 5 TO SECURITY AGREEMENT

Annex 1 is Form of Supplement

PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of October [ ], 2006, is delivered pursuant to Section 3.2(h)(i) of the Security Agreement referred to below. The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Security Agreement, dated as of October [ ], 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the undersigned, together with the other Grantors named therein in favor of General Electric Capital Corporation, as the Collateral Agent. Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or the Credit Agreement. The undersigned hereby agrees that as of the date hereof, the additional interests listed on this Pledged Interests Addendum as set forth below shall be and become part of the Pledged Interests pledged by the undersigned to the Collateral Agent in the Security Agreement and any pledged company set forth on this Pledged Interests Addendum as set forth below shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

The undersigned hereby certifies that the representations and warranties set forth in Section 3.1 of the Security Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

SILICON GRAPHICS, INC.

By:
Name:
Title:

SILICON GRAPHICS FEDERAL, INC.

By
Name:
Title:

PLEDGED INTERESTS ADDENDUM

SILICON GRAPHICS WORLD TRADE CORPORATION

By
Name:
Title:

PLEDGED INTERESTS ADDENDUM

Name of Pledgor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

PLEDGED INTERESTS ADDENDUM